EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Interep National Radio Sales, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), I, William J. McEntee, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2006	/s/ WILLIAM J. MCENTEE, JR.
William J. McEntee, Jr.
Senior Vice President and Chief Financial Officer